Exhibit 5.1

April 27, 2017 Sonic Automotive, Inc.

4401 Colwick Road Charlotte, North Carolina 28211

Re:	Registration Statement on Form S-8

200,000 Shares of Class A Common Stock of Sonic Automotive, Inc.

Pursuant to the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for

       Non-Employee Directors, amended and restated effective as of April 18, 2017

Ladies and Gentlemen:

We have acted as counsel to Sonic Automotive, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) that is being filed on the date hereof with the Securities and Exchange Commission (the “Commission”) by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an additional 200,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), which may be issued pursuant to the Sonic Automotive, Inc. 2012 Formula Restricted Stock and Deferral Plan for Non-Employee Directors, amended and restated effective as of April 18, 2017 (formerly known as the Sonic Automotive, Inc. 2012 Formula Restricted Stock Plan for Non-Employee Directors) (the “Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the validity of the Shares.

In rendering our opinion, we have examined, and are familiar with, and have relied as to factual matters solely upon, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records or other instruments as we have deemed necessary or appropriate for the purpose of the opinion set forth herein, including, without limitation (i) the Registration Statement, (ii) the Plan, (iii) the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated Bylaws, as amended and restated February 13, 2017, and (iv) all actions of the Company’s board of directors and stockholders reflected in the Company’s minute book (collectively, the “Registration Documents”).

In rendering our opinion, we have assumed the legal capacity and competency of all natural persons executing documents and certificates submitted to us, the genuineness of all signatures, the authenticity of original and certified documents submitted to us, and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, statements contained in the Registration Documents and certificates or comparable documents and oral or written statements and other information of or from public officials and officers and representatives of the Company and others.

Sonic Automotive, Inc.

April 27, 2017

To the extent it may be relevant to the opinion expressed below, we have assumed that the Company will have sufficient authorized but unissued shares of Common Stock on the date of any issuance of the Shares registered pursuant to the Registration Statement.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares are duly authorized and, when issued, delivered, vested and sold in accordance with the terms of the Plan and the terms of any other agreement relating to any of the Shares, will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following:

(A)    bankruptcy, insolvency, reorganization, moratorium and other laws (or related judicial doctrines) now or hereafter in effect affecting creditors’ rights and remedies generally;

(B)     general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies), whether such principles are considered in a proceeding in equity or at law; and

(C)     the application of any applicable fraudulent conveyance, fraudulent transfer, fraudulent obligation, or preferential transfer law or any law governing the distribution of assets of any person now or hereafter in effect affecting creditors’ rights and remedies generally.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware as currently in effect, and no opinion is expressed with respect to such law as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein. The opinion expressed herein is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinion expressed herein that we may become aware of after the date hereof or for any other reason.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Moore & Van Allen PLLC

MOORE & VAN ALLEN PLLC